Exhibit 99.07
Southern Company
Financial Overview
As Reported
(In Millions of Dollars)

	Three Months Ended December			Year-to-Date December
	2017	2016	% Change	2017	2016	% Change
Southern Company –
Operating Revenues	$5,629	$5,181	8.6%	$23,031	$19,896	15.8%
Earnings Before Income Taxes	325	239	36.0%	1,068	3,480	(69.3)%
Net Income Available to Common	496	197	151.8%	842	2,448	(65.6)%

Alabama Power –
Operating Revenues	$1,433	$1,329	7.8%	$6,039	$5,889	2.5%
Earnings Before Income Taxes	198	174	13.8%	1,434	1,370	4.7%
Net Income Available to Common	119	102	16.7%	848	822	3.2%

Georgia Power –
Operating Revenues	$1,884	$1,762	6.9%	$8,310	$8,383	(0.9)%
Earnings Before Income Taxes	352	163	116.0%	2,258	2,127	6.2%
Net Income Available to Common	227	113	100.9%	1,414	1,330	6.3%

Gulf Power –
Operating Revenues	$372	$349	6.6%	$1,516	$1,485	2.1%
Earnings Before Income Taxes	30	42	(28.6)%	229	231	(0.9)%
Net Income Available to Common	19	23	(17.4)%	135	131	3.1%

Mississippi Power –
Operating Revenues	$271	$277	(2.2)%	$1,187	$1,163	2.1%
Earnings (Loss) Before Income Taxes	(202)	(162)	24.7%	(3,120)	(152)	N/M
Net Income (Loss) Available to Common	(556)	(89)	N/M	(2,590)	(50)	N/M

Southern Power –
Operating Revenues	$478	$389	22.9%	$2,075	$1,577	31.6%
Earnings (Loss) Before Income Taxes	(17)	(8)	112.5%	178	179	(0.6)%
Net Income Available to Common	795	23	N/M	1,071	338	216.9%

Southern Company Gas[1] –
Operating Revenues	$1,079	$1,109	(2.7)%	$3,920	$1,652	137.3%
Earnings Before Income Taxes	74	178	(58.4)%	610	190	221.1%
Net Income (Loss) Available to Common	(60)	110	(154.5)%	243	114	113.2%

N/M - not meaningful

Notes

- See Financial Highlights pages for discussion of certain significant items occurring during the periods presented.

(1) On July 1, 2016, Southern Company completed the acquisition of Southern Company Gas. Year-to-Date December 2016 reflects financial results for Southern Company Gas for the period July 1, 2016 through December 31, 2016.